EXHIBIT 99.3

HEYNS UNLIMITED, LLC

BALANCE SHEETS

	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$63,348	$61,613
Accounts receivable, net	43,135	69,975
Total current assets	106,483	131,587

Property and equipment, net	60,338	60,338
Total long-term assets	60,338	60,338

TOTAL ASSETS	166,821	191,926

LIABILITIES AND MEMBERS' EQUITY
Accounts payable and accrued expenses	16,974	8,754
Total current liabilities	16,974	8,754

TOTAL LIABILITIES	16,974	8,754

MEMBERS' EQUITY	149,847	183,172

TOTAL LIABILITIES AND MEMBERS' EQUITY	$166,821	$191,926

See Accompanying Notes to the Financial Statements

HEYNS UNLIMITED, LLC

STATEMENTS OF INCOME

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Revenue, net	$292,844	$282,347
Cost of sales	57,626	50,671
Gross profit	235,218	231,676

Operating Expenses:
Selling, General and Administrative	93,522	63,454
Depreciation expense	-	-
Total operating expenses	93,522	63,454
Income from operations	141,696	168,222

Other income (expense)	511	(82)

Net income	$142,208	$168,140

See Accompanying Notes to the Financial Statements

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HEYNS UNLIMITED, LLC

STATEMENT OF CHANGES IN MEMBERS' EQUITY

Balance, January 1, 2020	$136,751

Distributions to members	(290,983)

Net Income	168,140

Balance, March 31, 2020	$13,908

Balance, January 1, 2021	$183,172

Distributions to members	(175,533)

Net Income	142,208

Balance, March 31, 2021	$149,847

See Accompanying Notes to the Financial Statements

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HEYNS UNLIMITED, LLC

STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$142,208	$168,140
Adjustments to Reconcile Net Income to Net Cash
Used in Operating Activities
Depreciation expense	-	-
Changes in Operating Asset and Liabilities
Accounts Receivable	26,840	224,789
Loans Receivable	-	1,553
Accounts Payable	8,220	(26,052)
Unearned income	-	(6,300)

NET CASH PROVIDED BY OPERATING ACTIVITIES	177,268	362,130

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	-	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Net proceeds from debt	-	-
Payments on debt	-	-
Distribution to Members	(175,533)	(290,983)

NET CASH PROVIDED BY (USED BY) FINANCING ACTIVITIES	(175,533)	(290,983)

NET INCREASE (DECREASE) IN CASH	1,735	71,147

CASH - BEGINNING OF PERIOD	61,613	0

CASH - END OF PERIOD	$63,348	$71,147

See Accompanying Notes to the Financial Statements

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Heyns Unlimited, LLC

Notes to Financial Statements

March 31, 2021

1. NATURE OF OPERATIONS

(a)	Business Description and Nature of Operations

Heyns Unlimited, LLC, (the “Company”), an Arizona limited liability corporation, provides IT managed services and support and is located in Scottsdale, Arizona.

2. SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with GAAP and are expressed in United States dollars.

(b)	Cash

Cash includes cash deposits in financial institutions and cash held at the Company.

(c)	Property and Equipment

Purchase of property and equipment are recorded at cost, net of accumulated depreciation and impairment losses, if any. Improvements and replacements of property and equipment are capitalized. Maintenance and ordinary repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. Depreciation is calculated on a straight-line basis over the estimated economic useful lives of each class of assets using the following terms:

Automobiles	Luxury auto yearly limitations
Furniture and Fixtures	7 Years
Computer Hardware	3 Years

The assets’ residual values, useful lives, and methods of depreciation are reviewed at year-end and adjusted prospectively, if appropriate.

When assets are sold or retired, its cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the statement of operations.

(d) Impairment of Long-Lived Assets

The Company accounts for its long-lived assets such as property and equipment in accordance with FASB ASC Topic No. 360, "Accounting for the Impairment or Disposal of Long-lived Assets" ("ASC 360").

Management reviews long-lived assets for impairment whenever changes in events or circumstances indicate the assets may be impaired. Pursuant to ASC 360, an impairment loss is to be recorded when the net book value of an asset exceeds the undiscounted cash flows expected to be generated from the use of the asset. If an asset is determined to be impaired, the asset is written down to its fair value, and the loss is recognized in the statement of income in the period when the determination is made. No impairment charges for long-lived assets have been recorded for the three months ended March 31, 2021 and year ended December 31, 2020.

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Heyns Unlimited, LLC

Notes to Financial Statements

March 31, 2021

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Leased Assets

A lease of property and equipment is classified as a capital lease if it transfers substantially all the risks and rewards incidental to ownership to the Company. A lease of property and equipment is classified as an operating lease whenever the terms of the lease do not transfer substantially all of the risks and rewards of ownership to the lessee. Lease payments are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which the economic benefits are consumed.

(f)	Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the member. As such, no recognition of federal or state income taxes for the Company have been provided in the accompanying financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

(g)	Revenue Recognition

Revenue is recognized by the Company in accordance with FASB ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
•	Allocate the transaction price to the performance obligation(s) in the contract;
•	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues consists of providing IT managed services and support. Revenue is generally recognized when the services have been performed and is recorded net of sales discounts. Payment is typically due upon service completion or within a specified time period permitted under the Company’s credit policy.

Based on the Company’s assessment, the adoption of this new standard had no impact on the amounts recognized in its financial statements.

(h)	Fair Value of Financial Instruments

The carrying amounts of cash and accounts payable approximate fair value due to the short maturity of these instruments.

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Heyns Unlimited, LLC

Notes to Financial Statements

March 31, 2021

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)	Advertising

Advertising costs are charged to operations when incurred. Advertising expenses, included in operating expenses, was approximately $0 and $1,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively.

(j)	Significant Accounting Judgements, Estimates, and Assumptions

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, using management’s best estimates and judgments where appropriate. These estimates and judgements affect the reported amounts of assets and liabilities at the date of the financial statements. The estimates and judgements will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ materially from these estimates and judgements.

(k)	Concentrations of Credit Risk

The Company’s financial instruments that at times are exposed to concentrations of credit risk consist primarily of cash. The Company maintains cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management does not believe the Company is exposed to significant credit risk related to cash because the Company maintains cash with high quality institutions.

(l)	New Accounting Pronouncements

(i)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which will replace ASC 840, “Leases”. This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than twelve months unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. For private companies, the standard will be effective for annual periods beginning on or after December 15 2021, with earlier application permitted. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. The Company does not believe that the impact of the new standard on our financial statements will be material.

(m)	Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (“COVID-19”) as a pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations.

As of the date hereof, the Company’s operations have not been significantly impacted as managed IT services has been deemed essential in many states since March 2020. Going forward, the extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on various developments, including the duration and magnitude of the outbreak, and the impact on customers, employees and vendors, all of which are uncertain and cannot be predicted.

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 Heyns Unlimited, LLC

Notes to Financial Statements

March 31, 2021

In May 2020 the Company received loan proceeds of approximately $34,000 relating to the Paycheck Protection Program (PPP) as part of the CARES Act created by Congress to financially support companies during the COVID-19 pandemic. The PPP Loan carried interest at 1%. The principal and accrued interest were forgiven in December 2020 after completing and submitting a PPP Loan Forgiveness Application with the financial institution associated with the SBA loan.

3. PROPERTY AND EQUIPMENT

The Company’s property and equipment consists of the following as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Computer hardware	$7,897	$7,897
Furniture and fixtures	1,978	1,978
Automobiles	82,000	82,000
Total Property and equipment	91,875	91,875
Less: Accumulated depreciation	(31,537)	(31,537)

Property and equipment, net	$60,338	$60,338

Depreciation expense associated with the property and equipment was $0 and $7,124 for the three months ended March 31, 2021 and year ended December 31, 2020.

4. LEASE OBLIGATIONS AND RELATED PARTY TRANSACTIONS

The Company signed a two-year lease on June 9, 2021 for 630 sq. ft. of office space in Scottsdale, Arizona.  Rent expense is calculated on a straight-line basis over the term of the lease. The Company’s rent expense was approximately $2,000 and $9,000 for the three months ended March 31, 2021 and year ended December 31, 2020, respectively.

Future minimum rental commitments on leases are:

Year Ending December 31,	Amount
2021	$4,728
2022	9,768
2023	5,040

Total	$19,536

5. COMMITMENTS AND CONTINGENCIES

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.  As of March 31, 2021, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s combined results of operations.

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Heyns Unlimited, LLC

Notes to Financial Statements

March 31, 2021

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

6. SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2020 to the date these financial statements were available to be issued, and has determined that it does not have any material subsequent events to disclose in these condensed financial statements, except as follows:

On April 23, 2021, iCoreConnect Inc., a Nevada corporation (“Buyer”), acquired substantially all of the assets and business of the Company in exchange for (i) 5,000,000 shares of restricted Common Stock of Buyer, (ii) $1,800,000 in cash and (iii) the assumption of certain liabilities and obligations of the Company.

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